UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 8, 2008

WEST SUBURBAN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Illinois	0-17609	36-3452469
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 South Meyers Road, Lombard, Illinois		60148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (630) 652-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 8, 2008, West Suburban Bancorp, Inc. (“West Suburban”) and G.R. Bancorp, Ltd. (“GRB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the acquisition by West Suburban of the outstanding shares of GRB through the merger of GRB with a newly formed subsidiary of West Suburban (the “Merger”). GRB is a bank holding company, which owns more than 80% of The First National Bank of Grand Ridge, Grand Ridge, Illinois (“GR Bank”). The Merger Agreement also provides for the acquisition by West Suburban of GR Bank immediately following the Merger through the merger of GR Bank and a nationally chartered interim bank owned by West Suburban (the “Bank Merger”).

Pursuant to the terms of the Merger Agreement, which has been approved by the board of directors of each of GRB and West Suburban, each issued and outstanding share of the common stock of GRB will be converted into the right to receive a cash payment equal to $5,695,755 divided by the total number of shares of GRB common stock outstanding at the closing of the Merger. As a result of the Bank Merger, each issued and outstanding share of the capital stock of GR Bank (other than shares held by GRB) will be converted into the right to receive a cash payment equal to $1,140,244 divided by the total number of shares of GR Bank capital stock outstanding at the closing of the Bank Merger.

Consummation of the Merger is subject to customary conditions, including approval of the holders of GRB’s common stock, obtaining required governmental approvals, the continued accuracy of the parties’ representations and warranties, performance of all covenants and satisfaction by GRB of a minimum closing time shareholders’ equity condition.

The Merger Agreement also contains usual and customary representations and warranties that West Suburban and GRB made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between West Suburban and GRB, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between West Suburban and GRB rather than establishing matters as facts.

In connection with the Merger Agreement, certain shareholders of GRB have executed and delivered voting agreements pursuant to which they agreed to vote shares owned by them in favor of the Merger Agreement and the Merger at the GRB shareholders meeting to be held for the purpose of voting on the proposed transaction.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to the Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
2.1

Agreement and Plan of Merger, dated as of January 8, 2008, among West Suburban Bancorp, Inc., WSBI Acquisition Corporation and G.R. Bancorp, Ltd. (Certain exhibits and schedules have been omitted from the Agreement as filed with the SEC. The omitted information is considered immaterial from an investor’s perspective. The Registrant will furnish to the SEC supplementally a copy of any omitted exhibit or schedule upon request from the SEC.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST SUBURBAN BANCORP, INC.

Dated: January 11, 2008	By:	/s/ Duane G. Debs
Duane G. Debs
President